                                                                     EXHIBIT 3.1


                             AMENDED AND RESTATED
                         CERTIFICATE OF INCORPORATION
                                      OF
                                LINUXCARE, INC.

                   (Pursuant to Sections 242 and 245 of the
               General Corporation Law of the State of Delaware)

          Linuxcare, Inc., a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the "General Corporation Law"),

          DOES HEREBY CERTIFY:

          FIRST: That the name of this corporation is Linuxcare, Inc. and that this corporation was originally incorporated pursuant to the General Corporation Law on December 9, 1998 under the name LinuxCare, Inc.

          SECOND: That the Board of Directors duly adopted resolutions proposing to amend and restate the Certificate of Incorporation of this corporation, declaring such amendment and restatement to be advisable and in the best interests of this corporation and its stockholders, and authorizing the appropriate officers of this corporation to solicit the consent of the stockholders therefor, which resolution setting forth the proposed amendment and restatement is as follows:

          RESOLVED, that the Certificate of Incorporation of this corporation be amended and restated in its entirety as follows:

                                   ARTICLE I

          The name of this corporation is Linuxcare, Inc.

                                  ARTICLE II

          The address of the registered office of this corporation in the State of Delaware is 15 East North Street, City of Dover, County of Kent. The name of its registered agent at such address is Incorporating Services, Ltd.

                                  ARTICLE III

          The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.
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                                  ARTICLE IV

          A.   Classes of Stock.  This corporation is authorized to issue two
               ----------------
classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares of Common Stock that this corporation is authorized to issue is 200,000,000 shares, with a par value of $0.0001 per share. The total number of shares of Preferred Stock that this Corporation is authorized to issue is 23,566,075 with a par value of $0.0001 per share:
10,695,314 of which shares shall be designated Series A Preferred Stock ("Series A Preferred Stock"), 7,870,761 of which shares shall be designated Series B Preferred Stock ("Series B Preferred Stock") and 5,000,000 of which shall be undesignated. From and after the effective date of a Qualified IPO, as defined below, there shall be a total of 5,000,000 shares of authorized Preferred Stock all of which shall be undesignated.

          B.   Rights, Preferences and Restrictions of Preferred Stock.  The
               -------------------------------------------------------
Preferred Stock authorized by this Amended and Restated Certificate of Incorporation may be issued from time to time in one or more series. The rights, preferences, privileges, and restrictions granted to and imposed on the respective classes of the shares of capital stock or the holders thereof are as follows:

               1.   Dividend Provisions.
                    -------------------

                    (a) The holders of shares of Series A Preferred Stock and Series B Preferred Stock shall be entitled to receive dividends, out of any assets legally available therefor, prior and in preference to any declaration or payment of any dividend (payable other than in Common Stock or other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock of this corporation) on the Common Stock of this corporation, at the rate of $0.0308 and $0.2364 per share per annum, respectively (as adjusted for any stock splits, stock dividends, recapitalizations or the like ("Recapitalizations"), payable when, as, and if declared by the Board of Directors. Dividends with respect to the Series B Preferred Stock ("Series B Dividends"), when, as, and if declared by the Board of Directors, shall be (i) payable quarterly, in arrears, on March 1, June 1, September 1 and December 1 of each year or, if not a business day, on the next business day (each such date is referred to as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date following the date of issuance of the Series B Preferred Stock, and (ii) payable in cash with respect to 50% of the Series B Dividends and the remaining 50% of the Series B Dividends payable in additional shares of Series B Preferred Stock (the "Additional Series B Preferred Stock") at the rate of $4.728 per share of Series B Preferred Stock (as adjusted for any Recapitalizations), which shall be issued on the applicable Quarterly Dividend Payment Date and shall be subject to the terms, voting powers, preferences and relative, privileges and other rights provided hereunder. No fractional shares of Additional Series B Preferred Stock shall be issued, but in lieu thereof each holder of shares of Additional Series B Preferred Stock who would otherwise be entitled to receive a fraction of a share of Series B Preferred Stock shall receive such amount in cash as shall equal the product of (x) a fraction of a share of additional Series B Preferred Stock such holder of Series B Preferred Stock would be otherwise entitled hereunder and (y) $4.728 (as adjusted for any Recapitalizations). Dividends

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on the Series A Preferred Stock and Series B Preferred Stock shall not be cumulative. The holders of the outstanding Series A Preferred Stock can waive any dividend preference that such holders shall be entitled to receive under this Section 1 upon the affirmative vote or written consent of the holders of at least a majority of the Series A Preferred Stock then outstanding.

               (b) If, after dividends in the full preferential amount specified in this Section 1 for the Preferred Stock have been paid or declared and set apart in any calendar year of the corporation, and if the Board shall declare additional dividends out of funds legally available therefor in that calendar year, then such additional dividends shall be declared pro rata on the Common Stock and the Preferred Stock on a pari passu basis according to the number of shares of Common Stock held by such holders, where each holder of shares of Preferred Stock is to be treated for such purpose as holding the greatest whole number of shares of Common Stock then issuable upon conversion of all shares of Preferred Stock held by such holder pursuant to Section 4.

          2.   Liquidation Preference. In the event of any liquidation,
               ----------------------
dissolution or winding up of this corporation, either voluntary or involuntary (a "Liquidating Event"), distributions to the stockholders of the corporation shall be made in the following manner:

               (a) The holders of Series A Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of this corporation to the holders of Common Stock by reason of their ownership thereof, an amount per share equal to the sum of (i) $0.61625 for each outstanding share of Series A Preferred Stock (the "Original Series A Issue Price") and (ii) an amount equal to all declared but unpaid dividends on such share (subject to adjustment of such fixed dollar amounts for any Recapitalizations) (the "Series A Liquidation Preference"). The holders of Series B Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of this corporation to the holders of Common Stock by reason of their ownership thereof, an amount per share equal to the sum of (i) $4.728 for each outstanding share of Series B Preferred Stock (the "Original Series B Issue Price") and (iii) an amount equal to all declared but unpaid dividends on such share (subject to adjustment of such fixed dollar amounts for any Recapitalizations) (the "Series B Liquidation Preference"). The Series A Preferred Stock and Series B Preferred Stock shall rank on parity as to the receipt of the respective preferential amounts for each such series. If upon the occurrence of such event, the assets and funds thus distributed among the holders of the Series A Preferred Stock and Series B Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then the entire assets and funds of this corporation legally available for distribution shall be distributed ratably among the holders of the Series A Preferred Stock and Series B Preferred Stock in proportion to the aggregate Series A Liquidation Preference and Series B Liquidation Preference in such a manner that the preferential amount to be distributed to each such holder shall equal the amount obtained by multiplying the entire assets and funds of the Corporation legally available for distribution hereunder by a fraction, the numerator of which shall be the sum of the number of shares of Series A Preferred Stock then held by such holder times the Series A Liquidation Preference plus the number of shares of Series B Preferred Stock then held by such holder times the Series B Liquidation Preference, and the denominator of which shall be the sum of the total number of

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shares of Series A Preferred Stock then outstanding times the Series A
Liquidation Preference plus the total number of shares of Series B Preferred Stock then outstanding times the Series B Liquidation Preference.

               (b) After payment has been made to the holders of Series A and Series B Preferred Stock of the full preferential amounts and set forth in
Section 2(a) of this Article IV, all of the remaining assets of this corporation available for distribution to stockholders shall be distributed among the holders of Common Stock pro rata based on the number of shares of Common Stock held by each.

               (c) (i) For purposes of Sections 2 and 6, a Liquidating Event of this corporation shall be deemed to include (1) any reorganization, merger or consolidation in which the holders of the corporation's outstanding voting stock immediately prior to such transaction own, immediately after such transaction, securities representing less than a majority of the voting power of the surviving or acquiring corporation or other entity surviving such transaction, or (2) a sale or lease of all or substantially all of the assets of this corporation.

                    (ii) In any of such events, if the consideration received by this corporation is other than cash, its value will be deemed its fair market value as mutually determined in good faith by the Board of Directors of this corporation and by the holders of at least a majority of the voting power of all then outstanding shares of Series A Preferred Stock and Series B Preferred Stock, voting as a class. Any securities shall be valued as follows:

                         (A)  Securities not subject to investment letter or
other similar restrictions on free marketability covered by (B) below:

                              (1)  If traded on a securities exchange or through
the Nasdaq National Market, the value shall be deemed to be the average of the closing prices of the securities on such exchange or system over the thirty (30) day period ending three (3) days prior to the closing ;

                              (2)  If actively traded over-the-counter (other
than the Nasdaq National Market), the value shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the thirty (30) day period ending three (3) days prior to the closing; and

                              (3)  If there is no active public market, the
value shall be the fair market value thereof, as mutually determined in good faith by the Board of Directors of this corporation and by the holders of at least a majority of the voting power of the then outstanding shares of Series A Preferred Stock and Series B Preferred Stock, voting as a class.

                         (B)  The method of valuation of securities subject to
investment letter or other restrictions on free marketability (other than restrictions arising solely by virtue of a stockholder's status as an affiliate or former affiliate) shall be to make an appropriate discount from the market value determined as above in (A) (1), (2) or (3) to reflect

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the approximate fair market value thereof, as mutually determined in good faith by the Board of Directors of this corporation and by the holders of at least a majority of the voting power of the then outstanding shares of Series A Preferred Stock and Series B Preferred Stock, voting as a class.

                    (iii) In the event the requirements of this Section 2(c) are not complied with, this corporation shall forthwith either:

                          (A)  cause such closing to be postponed until such
time as the requirements of this Section 2(c) have been complied with; or

                          (B)  cancel such transaction, in which event the
rights, preferences and privileges of the holders of the Series A Preferred Stock and Series B Preferred Stock shall revert to and be the same as such rights, preferences and privileges existing immediately prior to the date of the first notice referred to in Section 2(c)(iv) below.

                    (iv) This corporation shall give each holder of record of Series A Preferred Stock and Series B Preferred Stock written notice of such impending transaction not later than twenty (20) days prior to the stockholders' meeting called to approve such transaction, or twenty (20) days prior to the closing of such transaction, whichever is earlier, and shall also notify such holders in writing of the final approval of such transaction. The first of such notices shall describe the material terms and conditions of the impending transaction and the provisions of this Section 2, and this corporation shall thereafter give such holders prompt notice of any material changes. The transaction shall in no event take place sooner than twenty (20) days after this corporation has given the first notice provided for herein or sooner than ten
(10) days after this corporation has given notice of any material changes provided for herein; provided, however, that such periods may be shortened or
                     --------  -------
such written notice requirement may be waived upon the written consent of the holders of a majority of the voting power of the then outstanding shares of Series A Preferred Stock and Series B Preferred Stock, voting as a class.

               3.   Redemption.
                    ----------

                    (a) Unless the holders of at least 51% of the then outstanding Series A Preferred Stock and Series B Preferred Stock otherwise agree in writing, and subject to Section 3(f) below, the Corporation shall redeem, from any source of funds legally available therefor, all outstanding shares of Series A and Series B Preferred Stock in three annual installments from and after December 14, 2004 (each, a "Redemption Date"). The Corporation shall effect such redemption(s) on the applicable Redemption Date by paying in cash in exchange (i) for the shares of Series A Preferred Stock to be redeemed a sum equal to $0.61625 per share of Series A Preferred Stock (as adjusted for any Recapitalization with respect to such shares), plus an amount equal to 5% of the Original Series A Issue Price compounded annually (the "Series A Redemption Price"), and (ii) for the shares of Series B Preferred Stock to be redeemed a sum equal to $4.728 per share of Series B Preferred Stock (as adjusted for any Recapitalizations with respect to such shares) plus an amount equal to 5% of the Original Series B Issue Price compounded annually (the "Series B Redemption Price").

                    (b) Any redemption effected pursuant to this Section 3 shall be made on a pro rata basis among the holders of the Series A and Series B Preferred Stock in proportion to the number of shares of Common Stock issued or issuable upon conversion of the Series A or Series B Preferred Stock then held by such holders.

                    (c) Subject to the rights of series of Preferred Stock which may from time to time come into existence, at least fifteen (15) but no more than (30) days prior to each Redemption Date, written notice shall be mailed, first class postage prepaid, to each holder of record (at the close of business on the business day next preceding the day on which notice is given) of the Series A and Series B Preferred Stock to be redeemed, at the address last shown on the records of the Corporation for such holder, notifying such holder of the redemption to be effected, specifying the number of shares to be redeemed from such holder, the Redemption Date, the applicable Redemption Price, the place at which payment may be obtained and calling upon such holder to surrender to the Corporation, in the manner and at the place designated, his, her or its certificate or certificates representing the shares to be redeemed (the "Redemption Notice").

                    (d) On or after the Redemption Date, each holder of Series A or Series B Preferred Stock to be redeemed shall surrender to the Corporation the certificate or certificates representing such share, in the manner and at the place designated in the Redemption Notice, and thereupon the applicable Redemption Price of such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be cancelled. In the event less than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.

                    (e) From and after the Redemption Date, unless there shall have been a default in payment of the applicable Redemption Price, all rights of the holders of shares of Series A and Series B Preferred Stock designated for redemption as holders of Series A and Series B Preferred Stock (except the right to receive the applicable Redemption Price upon surrender of their certificate or certificates) shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of the Corporation or be deemed to be outstanding for any purpose whatsoever. Subject to the rights of series of Preferred Stock which may from time to time come into existence, if the funds of the Corporation legally available for redemption of shares of Series A and Series B Preferred Stock on the applicable Redemption Date are insufficient to redeem the total number of shares of Series A and Series B Preferred Stock to be redeemed on such date, those funds which are legally available will be used to redeem the maximum possible number of such shares ratably among the holders of Series A and Series B Preferred Stock. The shares of Series A and Series B Preferred Stock not redeemed shall remain outstanding and entitled to all the rights, preferences and privileges provided herein. At any time thereafter when additional funds of the Corporation are legally available for the redemption of shares of Series A and Series B Preferred Stock such funds will immediately be used to redeem the balance of the shares which the Corporation has become obliged to redeem on such applicable Redemption Date, but which has not been redeemed.

               (f)  Notwithstanding any other provision to the contrary in this
Section 3, if on the applicable Redemption Date under this Section 3, the redemption of such Series A and Series B Preferred Stock would be prohibited by the provisions of applicable state law (a "Redemption Restriction"), then the Corporation and the holder or holders of Series A and Series B Preferred Stock shall have the rights described in this Section 3(f). Notwithstanding anything to the contrary contained in the foregoing sentence, if a Redemption Restriction exists and restricts the right of redemption of a holder of Series A or Series B Preferred Stock, the Corporation shall:

                    (A) redeem for cash the maximum number of Series A and Series B Preferred Stock which the Corporation is obligated to redeem hereunder, ratably among the holders of Series A and Series B Preferred based upon the number of shares of Series A and Series B Preferred Stock that the Corporation is able to purchase, taking into account the effect of the applicable Redemption Restrictions(s); and

                    (B) defer redemption of the remaining Series A and Series B Preferred Stock which the Corporation is obligated to redeem hereunder as cannot be purchased under subparagraph (A) above until such time as the Corporation is able to consummate the redemption of such Series A and Series B Preferred Stock without a Redemption Restriction.

          (g)  Deposit of Redemption Price.  Two days prior to each Redemption
               ---------------------------
Date, the corporation shall deposit in cash the Redemption Price of all outstanding shares of Preferred Stock submitted for redemption in response to the Redemption Notice, and not yet redeemed or converted, with a bank or trust corporation having aggregate capital and surplus in excess of $50,000,000 as a trust fund for the benefit of the respective holders of the shares designated for redemption and not yet redeemed. Simultaneously, the corporation shall deposit irrevocable instructions and authority to such bank or trust corporation to pay, on after the Redemption Date, the Redemption Price of the Preferred Stock to the holders thereof upon surrender of their certificates. Any monies deposited by the corporation pursuant to this Section 3(g) for the redemption of shares that are thereafter converted into shares of Common Stock pursuant to
Section 4 below no later than the close of business on the Redemption Date shall be returned to the Corporation forthwith upon such conversion. The balance of any monies deposited by the corporation pursuant to this Section 3(g) remaining unclaimed at the expiration of three (3) months following the Redemption Date shall thereafter be returned to the corporation, provided that the shareholder to which such monies would be payable hereunder shall be entitled, upon proof of its ownership of the Preferred Stock and payment of any bond requested by the corporation, to receive such monies but without interest from the Redemption Date.

     4.   Conversion. The holders of Preferred Stock shall have conversion
          ----------
rights as follows (the "Conversion Rights"):

          (a)  Right to Convert.  Each share of Series A Preferred Stock shall
               ----------------
be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of this corporation or any transfer agent for such stock, into such number of

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fully paid and nonassessable shares of Common Stock as is determined by dividing the Original Series A Issue Price by the Series A Conversion Price applicable to such share, determined as provided below, in effect on the date the certificate is surrendered for conversion. Each share of Series B Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of this corporation or any transfer agent for such stock, into such number of fully paid and nonassessable shares of
Common Stock as is determined by dividing the Original Series B Issue Price by the Series B Conversion Price applicable to such share, determined as provided below, in effect on the date the certificate is surrendered for conversion. The initial Series A Conversion Price per share for shares of Series A Preferred Stock shall be the Original Series A Issue Price, and the initial Series B Conversion Price per share for shares of Series B Preferred Stock shall be $4.5883; provided, however, that such Series A and Series B Conversion Prices
         --------  -------
shall be subject to adjustment as set forth in Section 4(d).

          (b)  Automatic Conversion.  Each share of Preferred Stock shall
               --------------------
automatically be converted into shares of Common Stock at the Conversion Price for such series at the time in effect for such Preferred Stock immediately upon the earlier of (i) this corporation's sale of its Common Stock in a firm commitment underwritten public offering pursuant to a registration statement on Form S-1 or Form SB-2 under the Securities Act of 1933, as amended, the public offering price of which was not less than $9.456 per share (as adjusted for any Recapitalizations) and with net proceeds to the corporation (after deducting underwriter discounts, commissions and offering expenses) of not less than $30 million in the aggregate (a "Qualified IPO") or (ii) with respect to Series A Preferred Stock, the date specified by written consent or agreement of the holders of at least a majority of the then outstanding shares of Series A Preferred Stock or (iii) with respect to Series B Preferred Stock, the date specified by written consent or agreement of the holders of at least a majority of the outstanding shares of Series B Preferred Stock.

          (c)  Mechanics of Conversion.  Before any holder of Preferred Stock
               -----------------------
shall be entitled to convert the same into shares of Common Stock, he or she shall surrender the certificate or certificates therefor, duly endorsed, at the office of this corporation or of any transfer agent for the Preferred Stock, and shall give written notice to this corporation at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. This corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Preferred Stock, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date. If the conversion is in connection with an underwritten offering of securities registered pursuant to the Securities Act of 1933, as amended, the conversion may, at the option of any holder tendering Preferred Stock for conversion, be conditioned upon the closing with the underwriters of the sale of securities pursuant to such offering, in which event the persons entitled to receive the Common Stock upon conversion of the Preferred Stock shall not be deemed to have converted such Preferred Stock until immediately prior to the closing of such sale of securities pursuant to such offering.

          (d)  Conversion Price Adjustments of Preferred Stock for Certain
               -----------------------------------------------------------
Dilutive Issuances, Splits and Combinations.  The Series A Conversion Price and
-------------------------------------------
the Series B Conversion Price shall be subject to adjustment from time to time as follows:

               (i) (A) If this corporation shall issue, after the date upon which this Amended and Restated Certificate of Incorporation becomes effective (the "Effective Date"), any Additional Stock (as defined below) without consideration or for a consideration per share less than the Conversion Price for such series in effect immediately prior to the issuance of such Additional Stock, the Conversion Price for such series in effect immediately prior to each such issuance shall forthwith (except as otherwise provided in this clause (i)) be adjusted to a price determined by multiplying such Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock Outstanding (as defined below) immediately prior to such issuance plus the number of shares of Common Stock that the aggregate consideration received by this corporation for such issuance would purchase at such Conversion Price; and the denominator of which shall be the number of shares of Common Stock Outstanding immediately prior to such issuance plus the number of shares of such Additional Stock. For purposes of this Section 4(d)(i)(A), "Common Stock Outstanding" shall mean the sum of: (i) the number of outstanding shares of Common Stock of the Company, (ii) the number of shares of Common Stock into which outstanding shares of Preferred Stock of the Company are convertible, and
(iii) except for shares which would be deemed issued pursuant to options granted to employees, directors and consultants of the Company, all rights to subscribe for and options to purchase the Common Stock or any security convertible into, or exchangeable for, Common Stock of the Company.

               (B) No adjustment of the Conversion Price for the applicable series of Preferred Stock shall be made in an amount less than one cent per share, provided that any adjustments that are not required to be made by reason of this sentence shall be carried forward and shall be either taken into account in any subsequent adjustment made prior to three (3) years from the date of the event giving rise to the adjustment being carried forward, or shall be made at the end of three (3) years from the date of the event giving rise to the adjustment being carried forward. Except to the limited extent provided for in subsections (E)(3) and (E)(4), no adjustment of such Conversion Price pursuant to this Section 4(d)(i) shall have the effect of increasing such Conversion Price above the Conversion Price of such series in effect immediately prior to such adjustment.

               (C) In the case of the issuance of Common Stock for cash, the consideration shall be deemed to be the amount of cash paid therefor before deducting any reasonable discounts, commissions or other expenses allowed, paid or incurred by this corporation for any underwriting or otherwise in connection with the issuance and sale thereof.

               (D) In the case of the issuance of the Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair value thereof as mutually determined in good faith by the Board of Directors of this corporation and the holders of at least a majority of the voting power of all then outstanding shares of Series A Preferred Stock and Series B Preferred Stock, voting as a class.

               (E) In the case of the issuance (whether before, on or after the Effective Date) of options to purchase or rights to subscribe for or otherwise acquire Common Stock, securities by their terms convertible into or exchangeable for Common Stock or options to purchase or rights to subscribe for such convertible or exchangeable securities, the following provisions shall apply for all purposes of this Section 4(d)(i) and Section 4(d)(ii):

                    (1) The aggregate maximum number of shares of Common Stock deliverable upon exercise of such options to purchase or rights to subscribe for or otherwise acquire Common Stock (assuming the satisfaction of any conditions to exercisability, including without limitation, the passage of time, but without taking into account potential antidilution adjustments) shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in Sections 4(d)(i)(C) and (d)(i)(D)), if any, received by this corporation upon the issuance of such options or rights plus the minimum exercise price provided in such options or rights for the Common Stock covered thereby.

                    (2) The aggregate maximum number of shares of Common Stock deliverable upon conversion of, or in exchange for, any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities (assuming the satisfaction of any conditions to convertability or exchangeability, including without limitation the passage of time, but without taking into account potential antidilution adjustments) and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities were issued or such options or rights were issued and for a consideration equal to the consideration, if any, received by this corporation for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the minimum additional consideration, if any, to be received by this corporation upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in Sections 4(d)(i)(C) and
(d)(i)(D)).

                    (3) In the event of any change in the number of shares of Common Stock deliverable or in the consideration payable to this corporation upon exercise of such options or rights or upon conversion of or in exchange for such convertible or exchangeable securities, including, but not limited to, a change resulting from the antidilution provisions thereof (unless such options or rights or convertible or exchangeable securities were merely deemed to be included in the numerator and denominator for purposes of determining the number of shares of Common Stock outstanding for purposes of Section 4(d)(i)(A)), the Conversion Price of the applicable series, to the extent in any way affected by or computed using such options, rights or securities, shall be recomputed to reflect such change, but no further adjustment shall be made for the actual issuance of Common Stock or any payment of such consideration upon the exercise of any such options or rights or the conversion or exchange of such securities.

                    (4) Upon the expiration of any such options or rights, the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, the Conversion Price of the applicable series, to the extent in any way affected by or computed using such options, rights or securities or options or rights related to such securities (unless such options or rights were merely deemed to be included in the numerator and denominator for purposes of determining the number of shares of Common Stock outstanding for purposes of Section 4(d)(i)(A)), shall be recomputed to reflect the issuance of only the number of shares of Common Stock (and convertible or exchangeable securities that remain in effect) actually issued upon the exercise of such options or rights, upon the conversion or exchange of such securities or upon the exercise of the options or rights related to such securities.

                    (5) The number of shares of Common Stock deemed issued and the consideration deemed paid therefor pursuant to Section 4(d)(i)(E)(1) and (2) shall be appropriately adjusted to reflect any change, termination or expiration of the type described in either Section 4(d)(i)(E)(3) or (4).

          (ii) "Additional Stock" shall mean any shares of Common Stock issued (or deemed to have been issued pursuant to Section 4(d)(i)(E)) by this corporation after the Effective Date other than:

                (A) Common Stock issued pursuant to a transaction described in
Section 4(d)(iii) hereof; or

                (B) Common Stock issuable or issued to employees, consultants, directors or vendors (if in transactions with primarily non-financing purposes) of this corporation directly or pursuant to a stock option plan or restricted stock plan approved by the Board of Directors of this corporation; or

                (C) Common Stock issuable or issued to persons or entities with which the Company has business relationships, provided (i) that such issuances are for other than primarily equity financing purposes, and (ii) that such issuances be approved by both the full board of directors of this corporation and a majority of the Outside Directors (as defined in Section 5, Article IV); or

                (D) Common Stock in the aggregate amount of 1,000 shares to be issued to National Alliance Research on Schizophrenia & Depression and Aldea.

          (iii) In the event this corporation should at any time or from time to time after the Effective Date fix a record date for the effectuation of a split, subdivision or reclassification of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, exchangeable for or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock ("Common Stock Equivalents") without payment of any consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion, exchange or exercise thereof), then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the Conversion Price of the applicable series of Preferred Stock shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of such series of Preferred Stock shall be increased in proportion to such increase of the aggregate of shares of Common Stock outstanding and those issuable with respect to such Common Stock Equivalents.

          (iv) If the number of shares of Common Stock outstanding at any time after the Effective Date is decreased by a combination or reclassification of the outstanding shares of Common Stock, then, following the record date of such combination, the Conversion Price for the applicable series shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be decreased in proportion to such decrease in outstanding shares.

     (e)  Other Distributions.  In the event this corporation shall declare
          -------------------
a distribution payable in securities of other persons, evidences of indebtedness issued by this corporation or other persons, assets (excluding cash dividends) or options or rights not referred to in Section 4(d)(iii), then, in each such case for the purpose of this Section 4(e), the holders of the applicable series of Preferred Stock shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Common Stock of this corporation into which their shares of Preferred Stock were convertible as of the record date fixed for the determination of the holders of Common Stock of this corporation entitled to receive such distribution.

     (f)  Recapitalizations.  If at any time or from time to time there shall
          -----------------
be a recapitalization of the Common Stock (other than a subdivision, combination or merger or sale of assets transaction provided for elsewhere in this Section 4 or Section 2), provision shall be made so that the holders of the applicable series of Preferred Stock shall thereafter be entitled to receive upon conversion of the applicable series of Preferred Stock the number of shares of stock or other securities or property of the Corporation or otherwise, to which a holder of the number of shares of Common Stock deliverable upon conversion of such Preferred Stock would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 4 with respect to the rights of the holders of the applicable series of Preferred Stock after the recapitalization to the end that the provisions of this Section 4 (including adjustment of the Conversion Price of such series then in effect and the number of shares purchasable upon conversion of the applicable series of Preferred Stock) shall be applicable after that event as nearly equivalent as may be practicable.

     (g)  No Impairment.  This corporation will not, by amendment of its
          -------------
Certificate of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by this corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 4 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of Preferred Stock against impairment.

          (h)  No Fractional Shares and Certificate as to Adjustments.
               ------------------------------------------------------

               (i) No fractional shares shall be issued upon the conversion of any share or shares of Preferred Stock, and the number of shares of Common Stock to be issued shall be rounded to the nearest whole share. Whether or not fractional shares are issuable upon such conversion shall be determined on the basis of the total number of shares of Preferred Stock the holder is at the time converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion.

               (ii) Upon the occurrence of each adjustment or readjustment of the Conversion Price of the applicable series of Preferred Stock pursuant to this Section 4, this corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of the applicable series of Preferred Stock a certificate executed by the Corporation's President, Secretary, Chief Financial Officer or a Vice President setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. This corporation shall, upon the written request at any time of any holder of Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (A) such adjustment and readjustment, (B) the Conversion Price for such series of Preferred Stock at the time in effect, and
(C) the number of shares of Common Stock and the amount, if any, of other property that at the time would be received upon the conversion of a share of the applicable series of Preferred Stock.

          (i)  Notices of Record Date.  In the event of any taking by this
               ----------------------
corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, this corporation shall mail to each holder of Preferred Stock, at least twenty (20) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right. Notwithstanding anything to the contrary herein, any such notice requirement may be waived by holders of a majority of the then outstanding shares of Series A Preferred Stock and Series B Preferred Stock, voting as a class.

          (j)  Reservation of Stock Issuable Upon Conversion.  This corporation
               ---------------------------------------------
shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Preferred Stock, in addition to such other remedies as shall be available to the holder of such Preferred Stock, this corporation will take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite shareholder approval of any necessary amendments to this Amended and Restated Certificate of Incorporation.

          (k)  Notices.  Any notice required by the provisions of this Section 4
               -------
to be given to the holders of shares of Series A Preferred Stock and Series B Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at his address appearing on the books of this corporation.

          (l)  Issues Taxes.  The corporation shall pay any and all issue and
               ------------
other taxes that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of the Preferred Stock; provided, however, that the
                                                   --------  -------
corporation shall not be obligated to pay any transfer taxes resulting from any transfer requested by any holder of Preferred Stock in connection with any such conversion, or in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the holder of Preferred Stock which is being converted.

     5.   Voting Rights.
          -------------

          (a)  General Voting Rights.  The holder of each share of Preferred
               ---------------------
Stock shall have the right to one vote for each share of Common Stock into which such Preferred Stock could then be converted, and with respect to such vote, such holder shall have full voting rights and powers equal to the voting rights and powers of the holders of Common Stock, and shall be entitled, notwithstanding any provision hereof, to notice of any stockholders' meeting in accordance with the bylaws of this corporation, and shall be entitled to vote, together with holders of Common Stock (and not as a separate class, except as provided in Section 6(b) and (c) below, or as otherwise provided by law) with respect to any question upon which holders of Common Stock have the right to vote. Fractional votes shall not, however, be permitted and any fractional voting rights available on an as-converted basis (after aggregating all shares into which shares of Preferred Stock held by each holder could be converted) shall be rounded to the nearest whole number (with one-half being rounded upward).

          (b)  Voting for the Election of Directors.  At each annual meeting for
               ------------------------------------
the election of directors or at any time at which stockholders of the corporation will have the right to or will vote for or consent in writing to the election of directors: (i) as long as at least a majority of the shares of Series A Preferred Stock originally issued remain outstanding, the holders of such shares of Series A Preferred Stock, voting as a separate class, shall be entitled to elect one (1) director of this corporation, (ii) as long as at least 30% of the shares of Series B Preferred Stock originally issued remain outstanding, the holders of such shares of Series B Preferred Stock, voting as a separate class, shall be entitled to elect one (1) director of this Corporation,
(iii) the holders of outstanding Common Stock, voting as a separate class, shall be entitled to elect two (2) directors of this corporation, (iv) three (3) directors who shall not be an officer, employee or affiliate of the Corporation ("Outside Directors"), shall be elected by the holders of a majority of the Common Stock of the corporation and Common Stock issued or issuable upon conversion of the Series A Preferred Stock or Series B Preferred Stock, voting together as a class and (v) any remaining directors shall be elected by the holders of a majority of each of: (i) the Common Stock of the corporation (voting as a separate class) and (ii) the Preferred Stock of the corporation (voting as a separate class).

     In the case of any vacancy (other than a vacancy caused by removal) in the office of a director occurring among the directors elected by the holders of a class or series of stock pursuant to this Section 5(b), the remaining directors so elected by that class or series may by affirmative vote of a majority thereof (or the remaining director so elected if there be but one, or if there are no such directors remaining, by the affirmative vote of the holders of a majority of the shares of the class or series entitled to elect such director), elect a successor or successors to hold office for the unexpired term of the director or directors whose place or places shall be vacant. Any director who shall have been elected by the holders of a class or series of stock, or by any directors so elected as provided in the immediately preceding sentence hereof, may be removed during the aforesaid term of office, either with or without cause, by, and only by, the affirmative vote of the holders of a majority of the shares of the class or series of stock entitled to elect such director or directors, given either at a special meeting of such stockholders duly called for that purpose or pursuant to a written consent of stockholders, and any vacancy created by such removal shall be filled by the holders of a majority of the shares of that class or series of stock.

          6.   Protective Provisions.
               ---------------------

               (a) So long as any shares of Series A Preferred Stock or Series B Preferred Stock are outstanding, this corporation shall not without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least a majority of the then outstanding shares of Series A Preferred Stock and Series B Preferred Stock, voting as a class:

                    (i)   effect a Liquidating Event;

                    (ii) authorize or issue, or obligate itself in any way to issue, any other equity security, including any other security convertible into or exchangeable or exercisable for any equity security, or reclassify any outstanding shares of any class or series of stock having a preference over or being on a parity with the Series A Preferred Stock or Series B Preferred Stock (excluding Series A, Series B Preferred Stock and Additional Series B Preferred Stock that the corporation may be obligated to issue pursuant to Section 1 of
Article IV hereof); or

                    (iii) increase or decrease the size of the Board of Directors of the corporation;

                    (iv) amend or repeal any provision of this Amended and Restated Certificate of Incorporation or Bylaws if such action would affect adversely the rights, preferences or privileges of the Preferred Stock; or

                    (v) declare or pay any dividend or other distribution on any class of stock with a dividend preference junior to the Series A Preferred Stock or the Series B Preferred Stock (except with respect to any dividend or distribution payable solely in shares of Common Stock).

               (b) So long as 25% of the shares of Series A Preferred Stock are outstanding, the corporation shall not, without first obtaining the approval (by vote or written consent, as provided by law) of the holders of a majority of the then outstanding shares of the Series A Preferred Stock:

                    (i) alter or change the rights, preferences or privileges of shares of the Series A Preferred Stock so as to affect adversely such shares;

                    (ii) enter into an agreement providing for a Change of Control of the corporation pursuant to which the stockholders of the corporation will receive consideration in an amount valued at less than $9.536 per share of Series A Preferred Stock (appropriately adjusted for any Recapitalization); or

                    (iii) authorize or issue (including the reclassification of currently outstanding capital stock of the corporation), or obligate itself in any way to issue, any other equity security, including any other security convertible into or exercisable for any equity security, having a preference over or being on a parity with the Series A Preferred Stock (excluding Series A Preferred Stock, Series B Preferred Stock and Additional Series B Preferred Stock that the corporation may be obligated to issue pursuant to Section 1 of
Article IV hereof).

               (c) So long as 25% of the shares of Series B Preferred Stock are outstanding, the Corporation shall not, without first obtaining the approval (by vote or written consent, as provided by law) of the holders of a majority of the then outstanding shares of the Series B Preferred Stock:

                    (i) alter or change the rights, preferences or privileges of Series B Preferred Stock so as to affect adversely such shares;

                    (ii) enter into an agreement providing for a Change of Control of the Company pursuant to which the stockholders of the corporation will receive consideration in an amount valued at less than $9.536 per share of Series B Preferred Stock (appropriately adjusted for any Recapitalization); or

                    (iii) authorize or issue (including the reclassification of currently outstanding capital stock of the corporation), or obligate itself in any way to issue, any other equity security, including any other security convertible into or exercisable for any equity security, having a preference over or being on a parity with the Series B Preferred Stock (excluding Series A Preferred Stock, Series B Preferred Stock and Additional Series B Preferred Stock that the corporation may be obligated to issue pursuant to Section 1 of
Article IV hereof).

          7.   Status of Converted or Redeemed Stock.  In the event any shares
               -------------------------------------
of Preferred Stock shall be converted pursuant to Section 4 or redeemed pursuant to Section 3 hereof, the shares so converted or redeemed shall be cancelled and shall not be issuable by this corporation. The Amended and Restated Certificate of Incorporation of this corporation shall be appropriately amended to effect the corresponding reduction in this corporation's authorized capital stock.

     C.   Common Stock.  The rights, preferences, privileges and restrictions
          ------------
granted to and imposed on the Common Stock are as set forth below in this
Article IV(C).

          1.   Dividend Rights.  Subject to the prior rights of holders of all
               ---------------
classes of stock at the time outstanding having prior rights as to dividends, the holders of the Common Stock shall be entitled to receive, when and as declared by the Board of Directors, out of any assets of this corporation legally available therefor, such dividends as may be declared from time to time by the Board of Directors.

          2.   Liquidation Rights.  Upon a Liquidating Event, the assets of this
               ------------------
corporation shall be distributed as provided in Article IV, Section 2.

          3.   Redemption.  The Common Stock is not redeemable.
               ----------

          4.   Voting Rights.  The holder of each share of Common Stock shall
               -------------
have the right to one vote for each such share, shall have certain voting rights as provided in Section 5(b) of Article IV, and shall be entitled to notice of any stockholders' meeting in accordance with the bylaws of this corporation, and shall be entitled to vote upon such matters and in such manner as may be provided by law.

                                   ARTICLE V

     Except as otherwise provided in this Amended and Restated Certificate of Incorporation, in furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, repeal, alter, amend and rescind any or all of the Bylaws of this corporation.

                                   ARTICLE VI

     Subject to Article IV, Section 6(a)(iii), the number of directors of this corporation shall be fixed from time to time in accordance with the bylaws or amendment thereof duly adopted by the Board of Directors or by the stockholders.

                                  ARTICLE VII

     This Article VII shall be effective only upon the closing of a Qualified IPO and shall not be effective prior to such time. Upon the closing of a Qualified IPO, the Board of Directors shall be divided into three classes designated as Class I, Class II and Class III, respectively. Directors shall be assigned to each class in accordance with a resolution or resolutions adopted by the Board of Directors. At the first annual meeting of stockholders following the date hereof, the term of office of the Class I directors shall expire and Class I directors shall be elected for a full term of three years. At the second annual meeting of stockholders following the date hereof, the term of office of the Class II directors shall expire and Class II directors shall be elected for a full term of three years. At the third annual meeting of stockholders following the date hereof, the term of office of the Class III directors shall expire and Class III directors shall be elected for a full term of three years. At each succeeding annual meeting of stockholders, directors shall be elected for a full term of three years to succeed the directors of the class whose terms expire at such annual meeting.

     Notwithstanding the foregoing provisions of this Article, each director shall serve until his or her successor is duly elected and qualified or until his or her death, resignation or removal. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

     Any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal, or other causes shall be filled by either (i) the affirmative vote of the holders of a majority of the voting power of the then-outstanding shares of voting stock of the Corporation entitled to vote generally in the election of directors ("Voting Stock") voting together as a single class; or (ii) by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors. Newly created directorships resulting from any increase in the number of directors shall, unless the Board of Directors determines by resolution that any such newly created directorship shall be filled by the stockholders, be filled only by the affirmative majority vote of the directors then in office, even though less than a quorum of the Board of Directors. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director's successor shall have been elected and qualified.

     The affirmative vote of sixty-six and two-thirds percent (66-2/3%) of the voting power of the then outstanding shares of Voting Stock, voting together as a single class, shall be required for the adoption, amendment or repeal of the following sections of the Corporation's Bylaws by the stockholders of the
Corporation: 2.2 (Annual Meeting/Notices) and 2.5 (Special Meeting).

     No action shall be taken by the stockholders of the Corporation except at an annual or special meeting of the stockholders called in accordance with the Bylaws.

     Any director, or the entire Board of Directors, may be removed from office at any time (i) with cause by the affirmative vote of the holders of at least a majority of the voting power of all of the then-outstanding shares of the Voting Stock, voting together as a single class; or (ii) without cause by the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of all of the then-outstanding shares of the Voting Stock.

                                  ARTICLE VIII

     Notwithstanding any other provisions of this Amended and Restated Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the Voting Stock required by law or this Amended and Restated Certificate of Incorporation, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of all of the then-outstanding shares of the Voting Stock, voting together as a single class, shall be required to alter, amend or repeal ARTICLE VII or this ARTICLE VIII.

                                   ARTICLE IX

     Elections of directors need not be by written ballot unless the Bylaws of this corporation shall so provide.

                                   ARTICLE X

     Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of this corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of this corporation.

                                   ARTICLE XI

     A director of this corporation shall, to the fullest extent permitted by the General Corporation Law as it now exists or as it may hereafter be amended, not be personally liable to this corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to this corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit. If the General Corporation Law is amended, after approval by the stockholders of this Article, to authorize corporation action further eliminating or limiting the personal liability of directors, then the liability of a director of this corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law, as so amended.

     Any amendment, repeal or modification of this Article IX, or the adoption of any provision of this Amended and Restated Certificate of Incorporation inconsistent with this Article IX, by the stockholders of this corporation shall not apply to or adversely affect any right or protection of a director of this corporation existing at the time of such amendment, repeal, modification or adoption.

                                  ARTICLE XII

     This corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation, provided that
Article IV, Section 6(b) may not be amended without first obtaining the approval of a majority of the outstanding shares of Series A Preferred Stock, and Article IV, Section 6(c) may not be amended without first obtaining the approval of a majority of the outstanding shares of Series B Preferred Stock.

                                  ARTICLE XIII

     To the fullest extent permitted by applicable law, this corporation is authorized to provide indemnification of (and advancement of expenses to) agents of this corporation (and any other persons to which General Corporation Law permits this corporation to provide indemnification) through bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the General Corporation Law, subject only to limits created by applicable General Corporation Law (statutory or non-statutory), with respect to actions for breach of duty to this corporation, its stockholders, and others.

     Any amendment, repeal or modification of the foregoing provisions of this
Article XI shall not adversely affect any right or protection of a director, officer, agent, or other person existing at the time of, or increase the liability of any director of this corporation with respect to any acts or omissions of such director, officer or agent occurring prior to, such amendment, repeal or modification.

                                  ARTICLE XIV

     Effective upon the closing of a Qualified IPO (as defined in Article IV(A)(4)(b)), no action that is required or permitted to be taken by the stockholders of the Corporation at any annual or special meeting of stockholders may be effected by written consent of stockholders in lieu of a meeting of stockholders.

                                   ARTICLE XV

     Effective upon the closing of a Qualified IPO, no stockholder will be permitted to cumulate votes at any election of directors.

                                    *  *  *

     THIRD:    The foregoing amendment and restatement was approved by the holders of the requisite number of shares of the corporation in accordance with
Section 228 of the General Corporation Law.

     FOURTH:   That such amendment and restatement was duly adopted in
accordance with the provisions of Section 242 and 245 of the General Corporation Law.

     IN WITNESS WHEREOF, this Amended and Restated Certificate of Incorporation has been executed by the President and Chief Executive Officer of this corporation on this 28th day of February, 2000.

                         By: /s/ Fernand B. Sarrat
                             ________________________________________________
                             Fernand B. Sarrat, President and Chief Executive Officer